UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 7, 2009
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada	V6G 2T3
(Address of principal executive offices)	(Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

TABLE OF CONTENTS

Item	Description
1.01	Entry into a Material Definitive Agreement.
9.01	Financial Statements and Exhibits.

__________

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

Effective on November 7, 2009, Douglas Lake Minerals Inc. (the "Company") entered into a purchase agreement (the "Agreement") with Ruby Creek Resources, Inc. ("Ruby Creek"), pursuant to which Ruby Creek has the right to purchase a portion of the Company's rights in and to the Company's Mkuvia Alluvial Gold Project located in Tanzania.

Under the terms of the Agreement, Ruby Creek will earn a 70 percent interest in 125 square kilometres of the Company's 380 square kilometre Mkuvia property by making payments totalling $3,000,000 to the Company within three years of the closing transaction, which is expected to occur shortly after completion of the 90-day due diligence period that Ruby Creek has under the Agreement. The schedule by which Ruby Creek is to pay such $3,000,000 to the Company is as follows:

  $100,000 within five business days of signing of the Agreement;

  $150,000 within 15b business days of signing of the Agreement;

  $100,000 upon satisfactory completion of Ruby Creek's due diligence;

  $400,000 upon closing under the Agreement and receipt of the first mining license;

  $750,000 within 12 months of closing;

  $750,000 within 24 months of closing and

  $750,000 within 36 months of closing (this final payment may be made, in Ruby Creek's discretion, in cash or shares of Ruby Creek).

The Agreement also provides that within 12 months of the closing transaction, Ruby Creek has the option to increase its interest from 70 percent to 75 percent of the 125 square kilometres by making an additional $1,000,000 payment to the Company.

In all cases, the original owner of the underlying prospecting licenses, Mr. Mkuvia Maita, retains a three percent net smelter royalty as per the pre-existing joint venture agreement between Mr. Maita and the Company.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

Submitted herewith:

Exhibit	Description
10.1	Agreement between the Company and Ruby Creek Resources, Inc.

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS LAKE MINERALS INC.
DATE: November 13, 2009.	By: "Harpreet (Harp) Singh Sangha" Name: Harpreet (Harp) Singh Sangha Position: President, Chief Executive Officer, Principal Executive Officer and a director

__________